Exhibit 99.2

June 14, 2013

<<Investor Name>>
<<Address1>>
<<Address2>>
<<City, State, ZIP>>

Re: Distributions from Property Sales

Dear <<Investor>>:

I am pleased to announce that the general partners of your Wells Real Estate Funds Limited Partnership portfolio anticipate making a distribution in November 2013 of net proceeds from the sale of certain properties. For your reference, we have included information regarding the specific property sales from which we expect this disbursement of net sale proceeds to be generated and the total anticipated disbursement for the respective Wells Real Estate Funds L.P.s. Our General Partners continually monitor the operating and capital needs of the Partnership. Thus, should a change in circumstances prior to the intended distribution date require our General Partners to reevaluate our reserve requirements, it is possible that this distribution may not occur, or that distributions may be made at a lower amount.

Wells Real Estate Funds Limited Partnership	Anticipated Net Disbursement

<<Wells Real Estate Fund VIII	$2,750,000
14079 Senlac Drive
US Cellular Building>>

<<Wells Real Estate Fund IX	$3,750,000
360 Interlocken Drive
US Cellular Building>>

In accordance with the partnership agreement, the distribution will be made to limited partners of record as of September 30, 2013. Under the partnership agreement, transfers of units are effective on the first day of the quarter following the request being received and completed on the Transfer Agent books of the partnership. Therefore, an investor must be on record with Wells as a limited partner on July 1, 2013 in order to be eligible for this distribution.

3988 N. Central Expressway Bldg. 5, 6th Fl. Dallas, TX 75204 Tel 800-557-4830 Fax: 770-243-8198 www.WellsREF.com

Examples:

1.
If you are in the process of completing a sale of your shares in your Wells L.P. Fund on the secondary market, and should the transaction be completed on the Transfer Agent books of the partnership prior to July 1, 2013, the new limited partner will receive the distribution of net sale proceeds.

2.
If you are in the process of purchasing units on the secondary market, the transaction must be completed on the Transfer Agent books of the partnership prior to July 1, 2013, in order for you to participate in this distribution.

The partnership agreement dictates how proceeds will be distributed. As a result, some units may not be eligible for this distribution. Please note that the amounts to be received by each individual limited partner cannot be determined at this time, as the limited partners of record have not been finalized. Also, in accordance with the terms of the partnership agreement, the general partners will not be receiving any sale proceeds at this time.

Should you have any questions, please contact us at 800-557-4830, option 2. Thank you for your continued confidence in Wells Real Estate Funds.

Sincerely,

Leo F. Wells III
General Partner

cc: Financial Representative

Disclosures
This material may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this material should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

3988 N. Central Expressway Bldg. 5, 6th Fl. Dallas, TX 75204 Tel 800-557-4830 Fax: 770-243-8198 www.WellsREF.com